UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2005

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 583-9029

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment of Material Definitive Agreement.

On October 18, 2005, The Wet Seal, Inc. (the “Company”) and certain of its securityholders entered into an Amendment (the “Amendments”) to each of the Company’s Amended and Restated Securities Purchase Agreement, dated as of December 13, 2004 (the “December Purchase Agreement”), and the Company’s Securities Purchase Agreement, dated as of April 29, 2005 (the “April Purchase Agreement”). Pursuant to the Amendments, the Company has agreed to permit Henry Winterstern, the Chairman of the Board, to sell up to 250,000 shares of the Company’s restricted Class A common stock, which he received for his efforts in negotiating and completing the Company’s private placement in January. The Company has agreed to file a registration statement on Form S-3 to register the sale of the shares by Mr. Winterstern.

A copy of each Amendment entered into among the Company and certain parties thereto are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Not Applicable.
(c)	Exhibits.
10.1	Amendment to the December Purchase Agreement entered into among the Company and certain parties thereto.
10.2	Amendment to the April Purchase Agreement entered into among the Company and certain parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: October 25, 2005	By: /s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Vice President – Corporate Controller

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
________	____________
10.1	Amendment to the December Purchase Agreement entered into among the Company and certain parties thereto.
10.2	Amendment to the April Purchase Agreement entered into among the Company and certain parties thereto.